EXHIBIT 99.1

Global Blood Therapeutics Reports Recent Business Progress and Provides Second Quarter 2017 Financial Results

SOUTH SAN FRANCISCO, Calif., Aug. 07, 2017 (GLOBE NEWSWIRE) -- Global Blood Therapeutics, Inc. (GBT) (NASDAQ:GBT) today reported business progress and financial results for the second quarter ended June 30, 2017.

"Regulatory authorities in the U.S. and EU are increasingly working to address the need for new treatment options for sickle cell disease or SCD. We support these efforts and remain committed to working collaboratively with the SCD community to bring a new and potentially disease-modifying therapy to patients,” said Ted W. Love, M.D., president and chief executive officer of GBT. “During the second quarter, we made significant progress toward our goal of developing GBT440 as a potential global treatment option for SCD patients of all ages. Receiving Priority Medicines, or PRIME, designation for GBT440 from the European Medicines Agency was a significant achievement for GBT and the SCD community as it further validates that an effective therapy is greatly needed to inhibit polymerization, the root cause of SCD. Also, we expanded our Phase 2a HOPE-KIDS 1 Study into a new cohort of younger patients, age 6 to 11, based on encouraging results from the single-dose cohort in patients age 12 to 17. We have already completed dosing in this new cohort, which we expect will generate pharmacokinetic data to help support GBT440 dose selection in children as young as 9 months of age. Looking forward, we plan to provide additional details on our pediatric program at the American Society of Hematology Annual Meeting. We continue to enroll patients in the Phase 3 HOPE Study, and in our hypoxemia program we plan to report results in the fourth-quarter of this year.”

Recent Business Progress

Sickle Cell Disease

  Expanded the ongoing HOPE-KIDS 1 Study (GBT440-007), a Phase 2a open-label study in pediatric patients with SCD, to include a new single-dose cohort in children age 6 to 11. Dosing in this new cohort was completed in the third-quarter of 2017.
  Presented preliminary results from the single-dose adolescent (age 12 to 17) cohort of the ongoing HOPE-KIDS 1 Study (GBT-440-007) at the 22nd Congress of the European Hematology Association (EHA). The results demonstrated that the pharmacokinetics of GBT440 are similar in adolescents and adults. Additionally, results showed that GBT440 was well tolerated, with no serious or severe adverse events related to study drug observed.
  Received Priority Medicines (PRIME) designation from the EMA for GBT440 for the treatment of SCD. The PRIME program is a new regulatory mechanism that provides for early and proactive EMA support to medicine developers to help patients benefit as early as possible from innovative new products that have demonstrated the potential to significantly address an unmet medical need.
  Presented results from an ex vivo study that demonstrated GBT440 improves rheological properties of SCD patients’ blood by increasing hemoglobin oxygen affinity at the Red Blood Cells: Formation, Genetics, Physiology and Disease Mechanisms, Gordon Research Conference in July. Results from this study will also be presented at the upcoming APS Conference: Physiology and Pathophysiology Consequences of Sickle Cell Disease, November 6-8, 2017, in Washington D.C.

Hypoxemic Pulmonary Disorders

  Published preclinical data supporting the development of GBT440 for the treatment of idiopathic pulmonary fibrosis (IPF). Study results, which showed that animals treated with an analog of GBT440 were able to tolerate hypoxia as demonstrated by improved hemodynamics and tissue oxygenation, were published in May in the American Journal of Physiology-Heart and Circulatory Physiology.

Corporate

  Expanded the management team with the appointment of Jonathan Sorof, M.D., as senior vice president, medical and regulatory affairs. Dr. Sorof has extensive experience as a practicing physician as well as nearly 15 years of experience leading regulatory and medical affairs for both clinical and commercial products across therapeutic areas including at Roche/Genentech where he served most recently as global therapeutic area head, global medical affairs, immunology, respiratory, ophthalmology and established products.

Financial Results for the Three Months Ended June 30, 2017
Cash, cash equivalents and marketable securities totaled $290.6 million at June 30, 2017, compared with $197.3 million at December 31, 2016.

Net loss for the three months ended June 30, 2017, was $23.9 million compared with $17.7 million for the same period in 2016. Basic and diluted net loss per share for the three months ended June 30, 2017, was $0.55 compared with $0.58 for the same period in 2016.

Research and development (R&D) expenses for the three months ended June 30, 2017, were $18.3 million compared with $13.4 million for the same period in 2016. The increase in R&D expenses is primarily attributable to increased expenses for the Phase 2a HOPE-KIDS 1 Study, the pivotal HOPE Study, two Phase 2a clinical trials in IPF and the Phase 1 Basecamp Study of GBT440 in healthy volunteers under hypoxemic conditions. These increases are partially offset by a decrease in costs related to preclinical pipeline programs, which are primarily due to the discontinuation of the hereditary angioedema, or HAE, program in 2016. Total R&D non-cash stock compensation expense incurred for the three months ended June 30, 2017, was $1.5 million compared with $0.6 million for the same period in 2016.

General and administrative (G&A) expenses for the three months ended June 30, 2017, were $6.2 million compared with $4.4 million for the same period in 2016. The increase in G&A expenses is primarily attributable to increased employee-related costs associated with the growth of the Company's operations. Total G&A non-cash stock compensation expense incurred in the three months ended June 30, 2017, was $1.2 million, compared with $0.9 million for the same period in 2016.

About Global Blood Therapeutics
Global Blood Therapeutics, Inc. is a clinical-stage biopharmaceutical company dedicated to discovering, developing and commercializing novel therapeutics to treat grievous blood-based disorders with significant unmet need. GBT is developing its lead product candidate, GBT440, as an oral, once-daily therapy for sickle cell disease. GBT is also investigating GBT440 for the treatment of hypoxemic pulmonary disorders in two ongoing Phase 2a studies in patients with idiopathic pulmonary fibrosis. To learn more, please visit: www.globalbloodtx.com and follow the company on Twitter: @GBT_News.

Forward-Looking Statements
Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements, including statements regarding the therapeutic potential and safety profile of GBT440, our ability to implement our enrollment and other clinical development plans for GBT440 in both SCD and hypoxemic pulmonary disorders, our ability to generate and report data from our ongoing studies of GBT440, and the timing of these events, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that our clinical and preclinical development activities may be delayed or terminated for a variety of reasons, that regulatory authorities may disagree with our clinical development plans or require additional studies or data to support further clinical investigation of our product candidates, and that drug-related adverse events may be observed in later stages of clinical development, along with those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

GLOBAL BLOOD THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating expenses:
Research and development	$18,278	$13,427	$35,561	$25,842
General and administrative	6,152	4,379	12,590	8,681
Total operating expenses	24,430	17,806	48,151	34,523
Loss from operations	(24,430)	(17,806)	(48,151)	(34,523)
Other income (expense):
Interest income, net	689	131	1,130	248
Other expenses, net	(142)	—	(194)	—
Total other income, net	547	131	936	248
Net loss	$(23,883)	$(17,675)	$(47,215)	$(34,275)
Basic and diluted net loss per common share	$(0.55)	$(0.58)	$(1.15)	$(1.15)
Weighted-average number of shares used in computing basic and diluted net loss per common share	43,063,996	30,381,948	41,112,266	29,911,678

GLOBAL BLOOD THERAPEUTICS, INC.

Condensed Consolidated Balance Sheets (In thousands, except share and per share amounts)

	June 30, 2017	December 31, 2016
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$93,741	$92,072
Short-term marketable securities	136,075	55,202
Prepaid expenses and other current assets	5,036	2,495
Total current assets	234,852	149,769
Long-term marketable securities	60,779	50,058
Other assets	6,246	2,560
Total assets	$301,877	$202,387
Liabilities and Stockholders’ Equity
Current liabilities	$17,148	$15,515
Other liabilities, noncurrent	3,019	563
Total liabilities	20,167	16,078
Total stockholders’ equity	281,710	186,309
Total liabilities and stockholders’ equity	$301,877	$202,387

(1) Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 13, 2017.

Contact Information:
Myesha Lacy (investors)
GBT
650-351-4730
investor@globalbloodtx.com

Julie Normart (media)
Pure Communications
415-946-1087
media@globalbloodtx.com